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EXHIBIT 23.2 CONSENT OF BKD,LLP.


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Citizens First Corporation on Form S-8 (File No. 333-115359) of our report dated January 21, 2005, except for Notes 21 and 23, as to which the dates are September 5, 2006, on our audit of the consolidated financial statements of Citizens First Corporation as of December 31, 2004, and for the year then ended, which is incorporated by reference in this Annual Report of Form 10-KSB/A.

                                                              /s/ BKD, LLP
                                                                  BKD, LLP
Evansville, Indiana
September 5, 2006
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